UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 14, 2012

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kevin J. Kruse notified Polypore International, Inc. (the “Company”) on March 14, 2012 that he will resign from the Board of Directors of the Company effective as of the date of the upcoming Annual Meeting of Stockholders, expected to be held on May 9, 2012.  Mr. Kruse has informed the Company that his resignation is due to personal time constraints resulting from his acceptance of employment with Seven Mile Capital Partners, LLC, a private equity firm, and not the result of a disagreement with the Company on any matter.  Mr. Kruse has served on the Board of Directors since 2004, when he was nominated by Warburg Pincus, LLC, in conjunction with Warburg Pincus’ acquisition of the Company.  The Nominating and Corporate Governance Committee of the Board of Directors is continuously evaluating potential director candidates and is in the final stages of evaluating a replacement for Mr. Kruse.  The Company intends to present a candidate to be voted on at the Company’s Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: March 15, 2012	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer